UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2005

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2005, executive officers of Plum Creek Timber Company, Inc. (the “Company”) received incentive payments in connection with the Company’s achievement of performance goals under the 2002 Value Management Award Plan (“2002 VMA”) and the 2000 Dividend Equivalent Rights Plan (“2000 DER”). Both the 2002 VMA and the 2000 DER were awarded to the officers by the Company’s Compensation Committee (the “Committee”) under the Plum Creek 2000 Stock Incentive Plan (the “2000 Plan”), which was approved by the Company’s stockholders on May 10, 2000.

An amendment and restatement of the 2000 Plan was approved by stockholders on May 4, 2004. Therefore, certain provisions of the 2000 Plan have been changed or are no longer applicable. However, the provisions of the 2000 Plan still govern the 2002 VMA and the 2000 DER.

Following is a brief summary of each award as provided in the 2000 Plan.

Dividend Equivalent Rights

Dividend Equivalent Rights (“DERs”) represent a 5-year right, granted in connection with a stock option awarded under the Plan, to receive cash and common stock of the Company equal in value to (x) the per-share dividends paid by the Company during that period, times (y) the number of shares of common stock underlying the option. DERs are subject to the attainment of performance goals, which unless otherwise provided in a particular award agreement, will be 13% total shareholder return on an annualized basis. For the performance goal to be met in any current year, and in order to earn prior-period unearned dividend equivalents, total shareholder return must be at or above the target for 15 trading days out of any 30 trading day period. Once the goal is met, dividends for such year(s) are credited to the participant and earn interest at a market rate selected from time to time by the Committee. The performance goals are intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to equitable adjustment by the Committee to the extent permitted by Section 162(m).

Should a participant’s employment terminate prior to the end of the five-year performance period, DERs credited to the participant would be paid out in cash, except for DERs relating to non-vested options, which would be forfeited.

The maximum payment with respect to DERs granted in any one calendar year to a participant who is a “Covered Employee” for purposes of Section 162(m) may not exceed an amount calculated by multiplying (x) the maximum number of options permitted to be granted to a single individual times (y) the dividend paid per share of common stock of the Company over the 5-year performance period, plus any interest credited thereon.

On January 21, 2004, the Committee amended the 2000 DER to provide that only officers who are not in compliance with the Company’s Stock Ownership Guidelines are required to receive up to 50% of any award payment in common stock of the Company  based on the closing price of the stock on December 31, 2004.

Value Management Awards

A Value Management Award (“VMA”) is an incentive compensation award that is contingent upon the attainment of performance goals during a specified 3-year performance period. These performance goals are tied directly to total shareholder return, are intended to comply with Section 162(m) of the Code, and are subject to equitable adjustment by the Committee to the extent permitted by Section 162(m). The Committee specifies the performance goals applicable to, and the face value of, each VMA granted to a participant, and the amounts that the participant is eligible to earn upon achievement of the performance goals. Unless otherwise provided in a particular award agreement, the performance goals constitute a measure of total shareholder return, relative to a peer group of companies selected by the Committee, as set forth below:

TOTAL SHAREHOLDER RETURN	VALUE MANAGEMENT AWARD EARNED
At or above the 75th percentile	200% of face value
Between the 50th and 75th percentiles	Sliding scale between 0 and 200%
Below the 50th percentile	0% of face value

Upon a determination by the Committee that the performance goals have been achieved under a particular VMA, appropriate amounts are credited to each participant and earn interest at a market rate selected from time to time by the Committee. Unless otherwise determined by the Committee, amounts credited to a participant are paid out 50% at the beginning of the 4th year following grant of the award and 50% at the beginning of the 5th year following grant of the award, with each installment paid 50% in cash and 50% in common stock of the Company. In the case of participants who are Covered Employees for purposes of Section 162(m) of the Code, unless otherwise determined by the Committee, such payments are made only after achievement of the performance goals are certified by the Committee. No payment in respect of a VMA granted for a performance period is made to a participant in an amount that exceeds $3.6 million under the 2000 Plan.

Unless otherwise provided by the Committee in connection with specified terminations of employment or a “Change in Control” as defined in the 2000 Plan, if a participant’s employment terminates for any reason (other than death or disability), including termination for cause, prior to the payment of a VMA awarded under the 2000 Plan with respect to a performance period, no VMA would be paid to that participant for that performance period, and all amounts credited to such participant would be forfeited. However, should a participant die or become disabled at any time during a performance period, a pro rata award may be paid based upon the participant’s number of full months of active service during the performance period.

On January 21, 2004, the Committee amended the payment terms of the 2002 VMA to provide for a single payment at the end of the three-year performance period. The Committee also amended the 2002 VMA to provide that only officers who are not in compliance with the Company’s Stock Ownership Guidelines are required to receive up to 50% of any award payment in common stock of the Company based on the closing price of the stock on December 31, 2004.

Performance Goals Achieved for 2002 VMA and 2000 DER

The performance period relative to the 2002 VMA and the 2000 DER ended on December 31, 2004. The 2002 VMA earned a value of $116 per unit based on the total shareholder return of 58.7% achieved by the Company over the three-year performance period relative to the peer group performance over that time period. The Company also met all five total shareholder return performance goal targets over the five-year performance period of the 2000 DER. Following are the amounts earned under each of the 2002 VMA and the 2000 DER by the Company’s executive officers:

Executive Officers	2002 VMA	2000 DER

David A. Brown	$232,000	$76,253
William R. Brown	$696,000	$305,935
Michael J. Covey	$928,000	$305,011
Barbara L. Crowe	$406,000	$126,744
Joan K. Fitzmaurice	$290,000	$--
Rick R. Holley	$2,552,000	$874,100
James A. Kraft	$464,000	$152,967
David W. Lambert	$232,000	$61,187
Thomas M. Lindquist	$696,000	$--

Administration

The 2000 Plan is administered by the Committee, which has the authority to interpret the 2000 Plan and the agreements pursuant to which awards are granted, to adopt rules for the administration, interpretation and application of the 2000 Plan that are consistent with the 2000 Plan, and to interpret, amend or revoke any of those rules. In its discretion, the Company’s Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the 2000 Plan except with respect to matters which under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. The Plan provides that the Committee may delegate from time to time to a sub-committee or to a senior executive officer to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following Exhibit is filed with this report:

Exhibit No.

10.1 Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan (Filed as an appendix to the Company's definitive Proxy Statement on Schedule 14A, filed on March 31, 2000 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: January 20, 2005

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

10.1	Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan (Filed as an appendix to the Company's definitive Proxy Statement on Schedule 14A, filed on March 31, 2000 and incorporated herein by reference).